Exhibit 99.3

ATI Physical Therapy Provides Settlement Notice

BOLINGBROOK, IL – June 20, 2024 – ATI Physical Therapy, Inc. (NYSE: ATIP), a nationally recognized outpatient physical therapy provider in the United States, today provided a settlement notice, which is attached to this press release and has been posted to the investor relations section of ATI’s website at Derivative Settlement.

About ATI Physical Therapy

At ATI Physical Therapy, we are committed to making every life an active life. We provide convenient access to high-quality care to prevent and treat musculoskeletal (MSK) pain. Our approximately 900 locations in 24 states and virtual practice operate under the largest single-branded platform built to support standardized clinical guidelines and operating processes. With outcomes from more than 3 million unique patient cases, ATI strives to utilize quality standards designed to deliver proven, predictable, and impactful patient outcomes. From preventative services in the workplace and athletic training support to outpatient clinical services and online physical therapy via our online platform, CONNECT™, a complete list of our service offerings can be found at ATIpt.com. ATI is based in Bolingbrook, Illinois.

Category: Investor Events

Contacts:

Investor Relations
Joanne Fong
SVP, Treasurer and Head of Investor Relations
ATI Physical Therapy
investors@atipt.com

Media Inquiries
Genesa Garbarino
Garbo Communications
genesa@garbo.agency

UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF ILLINOIS

In re ATI Physical Therapy, Inc. Shareholder Derivative Litigation	Case No. 1:21-cv-06415

This Document Relates To: ALL ACTIONS	DEMAND FOR JURY TRIAL

[Caption continued on the next page]

IN THE COURT OF CHANCERY
OF THE STATE OF DELAWARE

PHILLIP GOLDSTEIN,

Plaintiff,

         v.

FORTRESS ACQUISITION SPONSOR II, LLC, LABEED DIAB, JOSEPH JORDAN, CEDRIC COCO, RAY WAHL, JOHN L. LARSEN, JOHN MALDONADO, CARMINE PETRONE, JOANNE M. BURNS, CHRISTOPHER KRUBERT, JAMES E. PARISI, JOSHUA A. PACK, ANDREW A. MCKNIGHT, MARC FURSTEIN, AARON F. HOOD, CARMEN A. POLICY, SUNIL GULATI, LESLEE COWEN, RAKEFET RUSSAK-AMINOACH, DANIEL BASS, and MICAH KAPLAN,
Defendants,

and

ATI PHYSICAL THERAPY, INC.,

Nominal Defendant.

Case No. 2023-0582-NAC

TO:      ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF COMMON STOCK OF ATI PHYSICAL THERAPY, INC. (“ATI” OR “THE COMPANY”) AS OF MAY 28, 2024.

PLEASE READ THIS SUMMARY NOTICE CAREFULLY AND IN ITS ENTIRETY AS YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THE ABOVE-CAPTIONED ACTIONS.

THIS NOTICE RELATES TO THE PENDENCY AND PROPOSED SETTLEMENT OF THE DERIVATIVE ACTIONS.  THIS SETTLEMENT DOES NOT CONCERN “CLASS ACTION” CLAIMS.  THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR MONETARY PAYMENT.  IF YOU DO NOT OBJECT TO THE TERMS OF THE PROPOSED SETTLEMENT OR THE AMOUNT OF ATTORNEYS’ FEES AND EXPENSES DESCRIBED IN TH
IS NOTICE, YOU ARE NOT OBLIGATED TO TAKE ANY ACTION.

YOU ARE HEREBY NOTIFIED that derivative claims in the above-captioned actions (the “Derivative Actions”) are being settled on the terms set forth in the Stipulation and Agreement of Settlement, dated as of May 28, 2024 (the “Stipulation” or “Settlement”).1  This Summary Notice is provided by order of the U.S. District Court for the Northern District of Illinois.

This Summary Notice provides a condensed overview of certain provisions of the Stipulation and the full Notice of Pendency and Proposed Settlement of Stockholder Derivative Actions (the “Long-Form Notice”), and should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation.2

The Derivative Actions allege claims for breach of fiduciary duty and related claims against the Individual Defendants and Entity Defendants relating to the acquisition of Wilco Holding, Inc. by Fortress Value Acquisition Corp. II.

Pursuant to the terms of the Settlement set forth in the Stipulation, Defendants shall cause their excess Side A D&O insurance carriers to pay $6.45 million to the Company exclusively for the release of the derivative claims asserted in the Derivative Actions (the “Cash Payment”).

The Settling Parties agree that, subject to Court approval, Plaintiffs’ Counsel in the Derivative Actions are entitled to a reasonable fee and expense amount, and the Company agrees that the Fee and Expense Amount of $1,550,000 is a fair and reasonable compensation for securing the Cash Payment for ATI.  The Settling Parties further stipulate that Plaintiffs may apply to the Court for reasonable Service Awards for Plaintiffs of $2,500.00 each, subject to Court approval and only to be paid out of the Fee and Expense Amount.  All of the terms of the Settlement, including the payment of the Fee and Expense Amount and the Service Awards, are subject to approval by the Court.  Defendants have denied and continue to deny each and all of the claims and allegations of wrongdoing asserted in the Derivative Actions.

On September 24, 2024 at 12:15 p.m., a hearing (the “Settlement Hearing”) will be held before the Honorable Judge Edmond E. Chang of the of the U.S. District Court for the Northern District of Illinois, for the following purposes:  (i) to determine whether the proposed Settlement of the Derivative Actions on the terms and conditions provided for in the Stipulation is fair, reasonable, and adequate, and in the best interests of ATI and its stockholders; (ii) to determine whether to approve the Fee and Expense Amount and Service Awards; (iii) to determine whether the Judgment should be entered dismissing the derivative claims in the Ghaith Action with prejudice against Defendants; (iv) to consider any objections to the Settlement, the Fee and Expense Amount, and/or Service Awards; and (v) to consider any other matters as the Court may deem appropriate.  The date and time of the Settlement Hearing may change.  Any ATI stockholder (or his, her, or its counsel) who wishes to appear at (or otherwise attend) the Settlement Hearing should consult the Court’s calendar and/or ATI’s website, http://investors.atipt.com/events-and-presentations/Derivative-Settlement, for any change in date, time, or format of the Settlement Hearing.

[1]	All capitalized terms herein have the same meanings as set forth in the Stipulation, unless otherwise stated.
[2]	A copy of the Stipulation has been filed with the Court and may also be viewed at the following website: http://investors.atipt.com/events-and-presentations/Derivative-Settlement

If you want to object at the Settlement Hearing, you must be a Current ATI Stockholder and you must first comply with the procedures for objecting, which are set forth in the Stipulation and the Long-Form Notice, which are available at http://investors.atipt.com/events-and-presentations/Derivative-Settlement. Any Current ATI Stockholder who satisfies these requirements may enter an appearance before the Court, at their own expense either individually or through counsel of their choice.  Any objection to any aspect of the Settlement must be filed with the Clerk of the Court and served upon the Parties’ counsel by no later than September 10, 2024, in accordance with the procedures set forth in the Stipulation and the  Long-Form Notice.  Any Current ATI Stockholder who fails to object in accordance with such procedures will be bound by the Judgment of the Court granting final approval to the Settlement, and shall be deemed to have waived the right to object (including the right to appeal) and forever shall be barred, in this proceeding or in any other proceeding, from raising such objection.

This Summary Notice is not a complete statement of the events of the Derivative Actions or the terms set forth in the Stipulation.  For additional information about the claims asserted in the Derivative Actions and the terms of the proposed Settlement, you may inspect the Stipulation and other papers filed in the Ghaith Action at the Clerk of Court’s office at any time during regular business hours.  In addition, copies of the Stipulation and the Long-Form Notice are available on the investor relations section of the Company’s website.  Inquiries regarding the proposed Settlement also may be made to counsel for the plaintiffs in the Derivative Actions: Michael I. Fistel, Jr., Johnson Fistel, LLP, 40 Powder Springs Street, Marietta, GA 30064.

PLEASE DO NOT CONTACT THE COURT OR THE CLERK’S OFFICE REGARDING THIS SUMMARY NOTICE.